EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708 Website: www.nvsos.gov

                           Filed in the office of           Document Number
                           /s/ Ross Miller                  20100318222-41
                           Ross Miller                      Filing Date and Time
                           Secretary of State               05/07/2010  4:43 PM
                           State of Nevada                  Entity Number
                                                            E0224792010-9

ARTICLES OF INCORPORATION
(PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:       PENOLA INC.

2. Resident Agent:            State Agent and transfer Syndicate, Inc.
   Name and Street:           112 North Curry Street
                              Carson City, Nevada 89703

3. Shares:                    Number of shares with par value: 125,000,000
                              Par value per share: $0.0010
                              Number of shares without par value: 0

4. Name &                     Filomena Gencarelli
   Addresses of Board
   of Directors/Trustees:     112 North Curry Street, Carson City, NV 89703

5. Purpose:                   Any lawful business purpose.

6. Names, Addresses
   and Signature
   of Incorporator:           Thomas E. Puzzo        /s/ Thomas E. Puzzo
                                   Name              ---------------------------
                                                          Incorporator Signature

                              4216 NE 70th Street, Seattle, WA 98115

7. Certificate of Acceptance
   of Appointment of
   Registered Agent:          I hereby accept appointment as Resident Agent for
                              the above named corporation:

                              /s/ [illegible]                   Date: 05/07/2011
                              ----------------------------
                              Authorized Signature of Registered Agent
                              or On Behalf of Registered Agent Entity

                                    PAGE 2 OF
                            ARTICLES OF INCORPORATION
                                       OF
                                   PENOLA INC.

3. CONTINUATION OF ARTICLE 3 "AUTHORIZED STOCK" FROM PAGE 1

     3.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue shall consist of one hundred twenty-five million shares (125,000,000), consisting of one hundred million shares (100,000,000) of common stock, par value $0.001 per share (the "Common Stock"), and twenty-five million shares (25,000,000) of "blank check" preferred stock, par value $0.001 per share (the "Preferred Stock"). The board of directors of the Corporation is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof.

8. ACQUISITIONS OF CONTROLLING INTEREST AND INTERESTED STOCKHOLDERS

     8.1 Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 to 78.3793.

     8.2. Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 to 78.444.